As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Grand Slam Treasures, Inc., which report appears in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999, and to all references to this firm included in such Registration Statement.


                                             /s/ Mark Bailey & Co. Ltd.
                                             ---------------------------
                                             MARK BAILEY & CO LTD.

October 5, 2000
Reno, Nevada